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                                                                EXHIBIT 10.13


[LETTERHEAD]


A Member Company
of American International Group, Inc.




                             AMERICAN INTERNATIONAL
                        SPECIALTY LINES INSURANCE COMPANY
                        A Capital Stock Insurance Company
              c/o American International Surplus Lines Agency, Inc.
                    Harborside Financial Center, 401 Plaza 3
                              Jersey City, NJ 07311

                                 POLICY NUMBER:

                         RESIDUAL VALUE INSURANCE POLICY

                                  DECLARATIONS


ITEM 1.   INSURED:  World Omni Financial Corp. as Servicer (and any successor
                    Servicer), World Omni Lease Securitization L.P., Auto Lease Finance L.P., VT Inc. as Owner Trustee of World Omni LT, U.S. Bank National Association, as Indenture Owner Trustee and PNC Bank Delaware, as Owner Trustee for the World Omni 1997-B Automobile Lease Securitization Trust

          ADDRESS: 120 NW Twelfth Avenue
                   Deerfield Beach, FL 33442

ITEM 2.   POLICY PERIOD:    From:______, 1997    To:  ______, 2003
                    (12:01 A.M. Standard Time at the address stated in Item 1)


ITEM 3.   LIMIT OF LIABILITY:   The maximum Limit of Liability of the Insurer on
                                any one Leased Vehicle shall not exceed the lesser of: (a) $60,000, or (b) the Residual
                                Value of such Leased Vehicle. Furthermore, the maximum Limit of Liability of the Insurer for all Insured Residual Value Loss Amount under this policy shall not exceed the Total Residual
                                Value.

ITEM 4.   VEHICLES COVERED:     Leased Vehicles as Per Premium Schedule

ITEM 5.   PREMIUM:              4% of the Total Residual Value


                                ----------------------------------------------
                                Authorized Representative or
                                Countersignature (in states where applicable)


Broker:  Minet, Inc.
         1114 Avenue of the Americas
         New York, NY 10036-7703

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            AMERICAN INTERNATIONAL SPECIALTY LINES INSURANCE COMPANY

                         RESIDUAL VALUE INSURANCE POLICY

In consideration of the payment of Premium, and in reliance upon the statements made to American International Specialty Lines Insurance Company (the "Insurer") by the Insured, and subject to the terms, conditions, exclusions and limitations contained herein or added thereto, all of which collectively constitute the "Policy", the Insurer hereby agrees as follows:

SECTION 1 - INSURING CLAUSE

The Insurer, subject to the terms, conditions, exclusions and limitations hereof, shall indemnify the Insured for Insured Residual Value Loss Amount (as defined herein).

SECTION 2 - DEFINITIONS

All capitalized terms used in this Policy and not otherwise defined shall have the meanings given to them in the Securitization Trust Agreement and any amendments thereto (the agreement between World Omni Lease Securitization L.P. and PNC Bank, Delaware, as Owner Trustee, dated as of ________, 1997).

A.       APPROVED RESIDUAL VALUE PUBLICATION - See Endorsement #1.

B. BORROWER - The person with whom the Insured has entered into a Contract for the purpose of purchasing or leasing a Leased Vehicle.

C. CONDITION REPORT - A comprehensive report prepared at the Insured's expense within thirty (30) days of the Lease Termination Date, detailing for each Leased Vehicle the nature and extent of all wear and tear and excess mileage, including dollar estimates of the cost to repair or replace all missing or damaged parts, accessories or optional equipment and to restore the Leased Vehicle to good working condition.

D. CONTRACT - Closed-end retail automobile or light duty truck lease contract originated by a motor vehicle dealer. The Contract is on file with the Insured, and represents the agreement between the Insured and the Borrower, and sets forth excess wear and tear provisions, mileage requirements and other provisions related to the condition of a Leased Vehicle. A Contract must have an original term of not more than 60 months.

E. LEASE ORIGINATION DATE - The date on which a Contract becomes effective.

F. LEASE TERMINATION DATE - The date on which a Contract terminates as set forth at the time of enrollment of a Leased Vehicle, exclusive of any extensions granted. Extensions of up to 6 months beyond the Lease Termination Date may be granted by the Insured, subject to the Residual Value being reduced by the amount of monthly depreciation scheduled in the original Contract for each month of the extension. A copy of the written extension agreement will be required in the event of a claim.

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G.       LEASED VEHICLE - An automobile or light duty truck relating to a
         Contract which is scheduled in the Premium Schedule and is on file with the Insurer. The Leased Vehicles will be comprised of automobiles and light duty trucks. As of the time of origination of a Contract, the related Leased Vehicle will be either a new vehicle, dealer demonstrated vehicle or manufacturers' program vehicle. The Insurer may from time to time require, at the Insured's expense, the independent certification that all Leased Vehicles for which a Contract exists have been provided coverage in accordance with the terms and conditions of this Policy.

H. INSURED - The entities named in Item 1 of the Declarations, which are the beneficiaries of the coverages contained herein for each Leased Vehicle, or any Additional Insured named in an endorsement attached to the Policy.

I. INSURED RESIDUAL VALUE LOSS AMOUNT - If and to the extent a claim is made by the Servicer for payment under this Policy in accordance with
         Section 3.03(e) of the Securitization Trust Agreement, the Insurer shall pay to the Insured the "Insured Residual Value Loss Amount", as defined in Section 1.01 of the Securitization Trust Agreement.

J. LIMIT OF LIABILITY - The limit of the Insurer's liability under this Policy for the Policy Period shall be that amount described in Item 3 of the Declarations.

K. PREMIUM SCHEDULE - A schedule of Leased Vehicles delivered to the Insurer by the Insured for which insurance coverage under this Policy is requested. Leased Vehicles may only be enrolled, and Premium Schedules may only be delivered to the Insurer: (i) on the inception date of the Policy; (ii) during each month of the Revolving Period; or
         (iii) thirty (30) days after the month immediately following the end of the Revolving Period. However, in all cases this Premium Schedule must be submitted to the Insurer by the Insured within thirty (30) days after the end of the month of enrollment stating the following:

         1.      Year and Vehicle Identification Number of each Leased Vehicle;
         2. Manufacturer's Suggested Retail Price of each Leased Vehicle, or other approved basis;
         3.      Capitalized Cost of each Leased Vehicle;
         4.      Residual Value of each Leased Vehicle;
         5.      Lease Origination Date of each Leased Vehicle;
         6.      Lease Termination Date of each Leased Vehicle;
         7.      Lease term  of each Leased Vehicle;
         8.      Amount of Premium tendered for each Leased Vehicle;
         9. Such other information as may be requested by the Insurer from time to time.

         It is a condition of this Policy that the Premium Schedules shall be submitted in any event, even if no vehicles have been enrolled by the Insured during the applicable month.

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L.       PROOF OF LOSS - The schedule attached to this Policy as Exhibit 1 which outlines the initial information to be submitted to the Insurer by the Insured in the event of a claim.

M. RESIDUAL VALUE - The residual value of the related Leased Vehicle established at the time of origination of such Contract. The Residual Value shall be calculated utilizing the Approved Residual Value Publication which sets forth Residual Values of each Leased Vehicle at specific future periods by make, model, optional equipment and geographic location. The Residual Value of a Leased Vehicle shall be adjusted as provided in the Approved Residual Value Publication for additions and deductions due to the presence or absence of optional equipment. The Insured may, from time to time, request approval to change the approved publication and upon receiving written approval from the Insurer may utilize the new publication on the approved effective date. Such published value shall be the Residual Value for purposes of this Policy, unless the Insured establishes a lower Residual Value, however designated, in a specific Contract or in the Premium Schedule, in which case such lower Residual Value shall be the Residual Value. In the event a claim is made for an Insured Residual Value Loss Amount all Residual Value calculations are subject to audit by the Insurer.

         If the Lease Termination Date falls between the designated period set forth in the Approved Residual Value Publication, the Residual Value will be prorated to reflect the value on the Lease Termination Date. No Leased Vehicle with a Contract term of less than 24 months or more than 60 months shall be accepted by the Insurer without prior approval in writing.

N. TERMINATION SCHEDULE - A monthly report of all Leased Vehicles which have been terminated must be submitted to the Insurer by the Insured within thirty (30) days after the end of the month of termination stating the following:

          1. Same information as provided in Premium Schedule (see Section 2.K.1-9.);
          2.      Early Termination or Termination on  Lease Termination Date;
          3. If an Early Termination or a Termination on Lease Termination Date, then include the following:
                  a.       Residual Value;
          4. Such other information as may be requested by the Insurer from time to time.

         It is a condition of this Policy that the Termination Schedules shall be submitted in any event, even if no Leased Vehicles have been terminated during the applicable month.

O. TOTAL INSURED RESIDUAL VALUE LOSS AMOUNT - The sum of all Insured Residual Value Loss Amounts paid by the Insurer under this Policy.

P. TOTAL PREMIUM - The sum of the Premium (as defined in Item 5 of the Declarations and in Section 5.D.) for all Leased Vehicles under this Policy.

Q.       TOTAL RESIDUAL VALUE - The sum of the Residual Value for all Leased
         Vehicles.

SECTION 3 - CONDITIONS PRECEDENT TO LIABILITY


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The Insurer shall not be liable for any Insured Residual Value Loss Amount hereunder unless the following conditions precedent shall have been fulfilled:

A. The Insured shall furnish to the Insurer on a monthly basis as outlined in Section 2.K., Definitions, a Premium Schedule designating each and every Leased Vehicle which it enrolls under the terms and conditions of this Policy, and shall tender the appropriate premium therefor.

B. The Insured shall furnish to the Insurer on a monthly basis as outlined in Section 2.N., Definitions, a Termination Schedule designating each and every Leased Vehicle which is terminated under the terms and condition of this Policy.

C. In the event of a claim for Insured Residual Value Loss Amount, the Insured shall give written notice to the Insurer as soon as practicable and make available copies of all readily available documentation the Insured has on file. The Insured shall give the Insurer full cooperation and such information as it may reasonably require. The Insured shall submit to the Insurer the requested Proof of Loss documentation as soon as practicable but not later than thirty (30) days after requested (subject to the Insured's rights to an extension). All notices of claims, applications, demands or requests provided for in this Policy shall be: (i) in writing and addressed to Michael Mitrovic, Attorney At Law, Divisional President, AIG Technical Services, Inc., Claims Division, P.O. Box 2603, Jersey City, NJ 07303; and (ii) confirmed by telephone at (201)309-1123.

D. Any amendments to the standard contract and associated documents (on file with the Insured) which result in significant impact to the Insured Residual Value Loss Amount under this policy shall be submitted to the Insurer prior to use by the Insured.

E.       The Insured must have custody, care, and control of the Leased Vehicle.

F.       Procedure for Leased Vehicles which make it to their Lease Termination
         Dates:

         All Leased Vehicles must be sold as soon as practicable after the Lease Termination Date at the Insured's expense and in accordance with World Omni Policies and Procedures on file with the Insurer.


SECTION 4 - EXCLUSIONS

The Insurer shall not be liable hereunder for any Leased Vehicle Loss or any portion of Insured Residual Value Loss Amount directly or indirectly caused by or attributable to:

A. Physical or mechanical damage, destruction or disappearance of the Leased Vehicle;

B. Fraudulent, dishonest, criminal, or malicious acts of the Insured, the Borrower, or any agent, servant, or employee of either of them;



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C.       The inability of the Insured to obtain possession of the Leased Vehicle on or after the Lease Termination Date (subject to any rights of the Borrower to extend the Contract as permitted herein, or purchase the Leased Vehicle) for any reason whatsoever;

D. Failure of the Insured to report for coverage and pay ____% of the Premium to enroll a vehicle in accordance with the terms and conditions of this Policy;

E. Enrollment of any vehicle which is not produced by the original manufacturer to U.S. specifications and standards, evidenced by the Vehicle identification number which must be within the approved series for the make and model at the time of enrollment;

F. Commercial use of a Leased Vehicle as a taxi cab, public omnibus, livery, sightseeing conveyance or for any carrying of goods or passengers for hire.

SECTION 5 - GENERAL POLICY PROVISIONS

A.       PAYMENT OF INSURED RESIDUAL VALUE LOSS AMOUNT

         1. The Insured shall be entitled to make a claim for payment under this Policy for Insured Residual Value Loss Amount provided that such claim is made in accordance with Section 3.03(e) of the Securitization Trust Agreement.

         2. The Insured Residual Value Loss Amount shall be equal to the amount set forth in Definition 2.I., Insured Residual Value Loss Amount.

         3. The Insurer will pay to the Insured the Insured Residual Value Loss Amount within five (5) calendar days after the Insured makes a claim hereunder.

B.       CANCELLATION

         This Policy may not be canceled by the Insurer.

C.       PREMIUM

         The Insured shall pay the Insurer a Premium per Leased Vehicle of 4% of Residual Value. Premium due or received by the Insurer shall be non-refundable and fully earned as of the enrollment date of such Leased Vehicle under this Policy. The Premium shall be due and payable on a monthly basis based on actual Leased Vehicles enrolled under the Policy in the past month. ___% of the Premium shall be due and payable to the Insurer upon the enrollment of each Leased Vehicle.

D. ABANDONMENT - There shall be no abandonment of any Leased Vehicle to the Insurer.

E. EXAMINATION OF RECORDS - The Insured shall, by mutual agreement to time and place with the Insurer and as often as may be reasonably required during the term of this Policy and the years thereafter up to two years following the date the last Leased Vehicle reached its Lease Termination Date, produce for examination by the Insurer or its duly


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         authorized representatives, all books and records, inventories and accounts relating to this Policy.

F. INSPECTION - The Insurer, or its designee or representative, shall have the right but not the obligation to inspect the Leased Vehicles at any time and the Insured, insofar as it is within the Insured's power, shall cooperate with the Insurer in any such inspection.

G. ASSIGNMENT - This Policy shall not be assigned or transferred without the prior written consent of the Insurer; provided, however, such prior written consent shall not be required in connection with any financing by the Insured of the Contracts or the Leased Vehicles.

H. SUBROGATION - In the event of any payment under this Policy, the Insurer shall be subrogated to all the Insured's rights of recovery therefore against any person or entity other than the entity named in
         Item 1 of the Declarations or any Additional Insured named in a written endorsement to the Policy and the Insured shall execute and deliver all instruments and papers and do whatever else is necessary to secure such rights. The Insured shall do nothing to prejudice such rights.

I. OTHER INSURANCE - If the Insured has any bond, indemnity or other insurance which would insure a Loss hereunder, in whole or in part, this Policy will insure such Loss in excess of the amount of such other bond, indemnity or insurance, subject to the Policy terms and conditions.

J. MISREPRESENTATION - No misrepresentations or breach of warranty made by the Insured on its behalf in the negotiation of this Policy affects the Insurer's obligation under this Policy unless the Insurer relies on it and it is either material or made with intent to deceive or unless the facts misrepresented or falsely warranted materially contribute to the Insured Residual Value Loss Amount.

         No failure of a condition under Section 3 prior to a claim being made for the Insured Residual Value Loss Amount and no breach of a warranty affects the Insurer's obligation under this Policy unless it exists at the time of a claim being made for the Insured Residual Value Loss Amount and either materially increases the risk at the time of a claim being made for the Insured Residual Value Loss Amount or materially contributes to the Insured Residual Value Loss Amount. The provisions of this condition do not apply to failure to tender payment of Premium.

K. ACTION AGAINST THE INSURER - No actions shall lie against the Insurer unless, as a condition precedent thereto, there shall have been full compliance by the Insured with all the terms of this Policy.

M. It is hereby understood and agreed that all disputes or differences which may arise under or in connection with the Policy, whether arising before or after termination of this Policy, including any determination of the amount of the Insured Residual Value Loss Amount, shall be between the Insurer and the Insured and submitted to the American Arbitration Association under and in accordance with its then prevailing commercial arbitration rules. The arbitrators shall be chosen in the manner and within the time frames provided by such rules. If permitted under such rules, the arbitrators shall be




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         three disinterested individuals having knowledge of the legal, corporate management, or insurance issues relevant to the matter in dispute.

         Any party may commence such arbitration proceedings in New York, New York; Atlanta, Georgia; Chicago, Illinois; or Denver, Colorado. The arbitrator shall give due consideration to the general principles of Delaware law in the construction and interpretation of the provisions of this policy; provided, however, that the terms, conditions, provisions and exclusions of this Policy are to be construed in an evenhanded fashion as between the parties including without limitation, where the language of this Policy is alleged to be ambiguous or otherwise unclear, the issue shall be resolved in the manner most consistent with the relevant terms, conditions, provisions, or exclusions of the Policy (without regard to the authorship of the language, the doctrine of reasonable expectation of the parties and without any presumptions or arbitrary interpretation or construction in favor of either party or parties, and in accordance with the intent of the parties.)

         The written decision of the arbitrators shall be provided to both parties and shall be binding on them. The arbitrators' award shall not include punitive damages, attorney fees or other costs.

         Each party shall bear equally the expenses of the arbitration.

N. TERMS OF POLICY CONFORMED TO STATUTE - Terms of this Policy which are in conflict with the statutes of the State wherein this Policy is issued are hereby amended to conform to such statutes. This Policy shall be deemed to be issued under, and shall be governed by and construed under, the laws of the State of Florida.

O. DECLARATIONS - By acceptance of this Policy, the Insured agrees that this Policy supersedes all agreements existing between Insured and the Insurer relating to this insurance.

P. BANKRUPTCY - Bankruptcy or insolvency of the Insured or the Insured's estate shall not relieve the Insurer of any of its obligations hereunder. If, however, the Insured shall die or be adjudged bankrupt or insolvent within the policy term, this Policy shall cover the Insured's legal representative for the unexpired portion of such term.

Q. WAIVER - No waiver or modification of this Policy shall be effective unless it be in writing and signed by a duly authorized officer of the Insurer and World Omni Financial Corp., as Servicer. The failure of the Insurer to enforce any provision of this Policy shall not constitute a waiver by the Insurer of any such provision. The past waiver of a provision by the Insurer shall not constitute a course of conduct or a waiver in the future of that same provision.

R.       SERVICE OF SUIT

         Subject to Section 5.M, it is agreed that in the event of failure of the Insurer to pay any amount claimed to be due hereunder, the Insurer, at the request of the Insured, will submit to the jurisdiction of a court of competent jurisdiction within the United States. Nothing in this condition constitutes or should be understood to constitute a waiver of


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         the Insurer's right to commence an action in any court of competent jurisdiction in the United States, to remove an action to a United States District Court or to seek a transfer of a case to another court as permitted by the laws of the United States or of any state in the United States. It is further agreed that service of process in such suit may be made upon Counsel, Legal Department, American International Specialty Lines Insurance Company, c/o American International Surplus Lines Agency, Inc., Harborside Financial Center, 401 Plaza 3, 4th Floor, Jersey City, NJ 07311, or his or her representative, and that in any suit instituted against the Insurer upon this Policy, the Insurer will abide by the final decision of such court or of any appellate court in the event of any appeal.

         Further, pursuant to any statute of any state, territory, or district of the United States which makes provision therefor, the Insurer hereby designates the Superintendent, Commissioner, or Director of Insurance, or other officer specified for that purpose in the statute, or his or her successor or successors in office as its true and lawful attorney upon whom may be served any lawful process in any action, suit, or proceeding instituted by or on behalf of the Insured or any beneficiary hereunder arising out of this Policy of insurance, and hereby designates the above named Counsel as the person to whom the said officer is authorized to mail such process or a true copy thereof.

IN WITNESS WHEREOF, the Insurer has caused this Policy to be signed by its President and Secretary and signed on the Declarations by a duly authorized representative of the Insurer.





           SECRETARY                                   PRESIDENT







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                                 ENDORSEMENT #1
                                 --------------

This endorsement, effective 12:01 AM,_______, 1997, forms a part of policy number issued to World Omni Financial Corp. as Servicer (and any successor Servicer),
         World Omni Lease Securitization L.P., Auto Lease Finance L.P., VT Inc. as Owner Trustee of World Omni LT, U.S. Bank National Asociation, as Indenture Owner Trustee, and PNC Bank, Delaware, First Bank National Association, as Owner Trustee for the World Omni 1997-B Automobile Lease Securitization Trust

by American International Specialty Lines Insurance Company


                DEFINITION OF APPROVED RESIDUAL VALUE PUBLICATION


In consideration of the premium charged, it is hereby understood and agreed that Approved Residual Value Publication shall mean:

           (1) World Omni National VT Accounts Residual Lease Guide/Dealer Bulletins
           (2) World Omni Mercedes Benz Residual Lease Guide/Dealer Bulletins
           (3) World Omni Land Rover Residual Lease Guide/Dealer Bulletins
           (4) World Omni/Southeast Toyota Finance Residual Lease
               Guide/Dealer Bulletins

All other terms, conditions and exclusions remain unchanged.









                               ---------------------------------------------
                                       Authorized Representative or
                               Countersignature (in states where applicable)






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